Exhibit 99.1

Spire Global Announces First Quarter 2026 Results

●
First quarter 2026 revenue was $15.8 million, above the high end of the guidance range, down 34% year-over-year, and up 13% excluding the maritime business(1)
●
Net loss of $25.8 million and adjusted EBITDA(1) of ($10.2) million in first quarter 2026, with adjusted EBITDA(1) above the high end of the guidance range, reflect a 10% year-over-year increase in net loss and 29% year-over-year decline in adjusted EBITDA(1)

VIENNA, VA, May 13, 2026 – Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”), a global provider of satellite data, analytics and intelligence, announced results for its quarter ended March 31, 2026. The Company will hold a webcast at 5:00 p.m. ET today to discuss the results.

“We started the year with a clear goal of growing revenue on an ex-maritime basis, and in the first quarter, we didn't just meet our expectations - we exceeded them,” said Theresa Condor, Spire CEO. “The foundation we've built over years is now translating directly into growth, and as that momentum compounds through the year, we expect performance that reflects the potential of what we've built."

First Quarter 2026 Highlights

Financial:

●
First quarter 2026 GAAP revenue was $15.8 million, reflecting a 34% year-over-year decrease primarily associated with selling the maritime business at the end of April 2025. Excluding the maritime business, revenue increased 13% on a year-over-year basis. The first-quarter increase was primarily driven by higher radio occultation and ocean winds data sales under National Oceanic and Atmospheric Administration (NOAA) awards. The first quarter 2026 revenue result was above the high end of Spire’s financial outlook for that time period.
●
First quarter 2026 GAAP gross margin improved 4 percentage points year-over-year to 40%, and non-GAAP gross margin(1) increased 5 percentage points year-over-year to 44%. First quarter 2026 GAAP and non-GAAP gross margin improvement over first quarter 2025 primarily reflects the impact of lower software and depreciation expenses.
●
First quarter 2026 net loss was $25.8 million, a 10% increase year-over-year, and adjusted EBITDA(1) was ($10.2) million, a 29% decline year-over-year. First quarter 2026 net loss increased and adjusted EBITDA declined year-over-year primarily driven by $9.7 million in lower revenue due to the sale of the maritime business. Adjusted EBITDA for the first quarter was above the high end of Spire’s financial outlook for that period.
●
In April 2026, Spire raised $70.0 million of gross proceeds for working capital and general corporate purposes, including, without limitation, accelerating growth across emerging opportunities in the U.S. and international markets for space reconnaissance and government procurement of commercial space-based weather data. First quarter 2026 cash flow used in operations was $26.2 million. Cash usage in the quarter reflected working‑capital dynamics and elevated legal and professional fees. Cash, cash equivalents, and marketable securities as of March 31, 2026 were $49.5 million. Spire continues to maintain a debt-free balance sheet.

1 Non-GAAP Financial Measure, please see section titled Non-GAAP Financial Measures for the definition of such measures and the reconciliation tables at the end of this release for reconciliation to the most directly comparable GAAP measure.

Business:

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During the first quarter of 2026, Spire launched 19 satellites across 2 missions, including Spire's Hyperspectral Microwave Sounder (HyMS) satellite demonstrator, a compact, space-ready sensor built to advance global weather forecasting from space. Also during the quarter, Spire successfully received its first data from the HyMS demonstrator satellite, marking the mission's "first light" milestone and validating its hyperspectral microwave sensing capabilities with our end user community.
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In the first quarter of 2026, Spire continued to build momentum across its radio-frequency geolocation (RFGL) business. Two launches in the first quarter expanded the Company's collection capacity with six new satellite pairings. That infrastructure growth translated directly into commercial traction, with five new RFGL orders from U.S. customers and three new international RFGL customer awards in the quarter.
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The launches during the first quarter of 2026 also included Spire's seventh Optical Inter-Satellite Link (OISL) satellite, marking a further development in the Company's capabilities for direct optical communication between satellites. This technology enables satellites to communicate directly in orbit using laser links, facilitating faster, more secure data delivery and reducing reliance on ground station proximity.
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During the first quarter of 2026, Spire successfully demonstrated single-satellite RFGL techniques on orbit, including the detection and geolocation of S-band and X-band radio frequency signals. Traditionally, RFGL relies on multiple satellites operating together to determine the origin of a signal. Spire's single-satellite RFGL capability expands the Company's RF sensing capabilities by enabling the identification and geolocation of higher-frequency emitters, including S- and X-band signals, using sensors onboard a single satellite.

Financial Outlook

In 2025, Spire recognized revenue of $21.0 million for its maritime business. The majority of the maritime business was divested in April 2025. Spire is providing 2026 revenue, excluding maritime revenue, for comparative purposes. Based on the midpoint of its 2026 guidance, Spire expects 2026 revenue, excluding maritime revenue, to grow at over 50% from 2025. Beginning this quarter, Spire will no longer be providing quarterly financial guidance. Spire believes full year guidance better reflects the nature of the business as large government and enterprise contracts close on customer timelines that do not always align with quarterly reporting. Spire is providing the following guidance for the full year ending December 31, 2026:

	FY'26 Ranges
(in millions, except percentages and per share amounts)	Low	High
Revenue	$75.0	$85.0
Maritime revenue	$3.7	$3.7
Revenue excluding maritime	$71.3	$81.3
Revenue excluding maritime Y/Y change	41%	61%
Non-GAAP operating loss	$(37.8)	$(32.6)
Adjusted EBITDA	$(26.0)	$(20.7)
Non-GAAP net loss per share	$(0.93)	$(0.79)
Basic weighted average shares	37.9	37.9

Non-GAAP operating loss, adjusted EBITDA and non-GAAP loss per share included in the table above are non-GAAP measures. Please see the section titled “Non-GAAP Financial Measures” for the definition of such measures. Spire has provided a reconciliation of GAAP to non-GAAP financial measures in the tables included in this press release for its first quarter and full year 2025 and 2026, as well as its outlook for such measures for the full year 2026.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain non-GAAP financial measures, including free cash flow, non-GAAP gross profit, non-GAAP gross margins, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative expenses, non-GAAP operating loss/income, non-GAAP operating margin, EBITDA, Adjusted EBITDA, non-GAAP net loss/income, and non-GAAP net loss/income per share. Spire’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating its ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Spire excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to Spire’s. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in Spire’s financial statements. Investors should note that the excluded items may have had, and may in the future have, a material impact on our reported financial results. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Spire’s financial information in its entirety and not rely on a single financial measure.

Spire adjusts the following items from one or more of its non-GAAP financial measures:

Change in fair value of contingent earnout liabilities and warrant liabilities. Spire excludes these non-cash gains and losses because they do not reflect the underlying operating performance of the business.

Foreign exchange (gain)/loss. Spire incurs foreign currency gains and losses on foreign currency denominated receivables and payables. As Spire does not hedge these currency exposures, realized and unrealized foreign currency gains and losses result from fluctuations in exchange rates. Since such gains and losses are driven by macroeconomic factors and can vary significantly between periods, Spire believes their exclusion is useful to management and investors in evaluating the performance of its ongoing operations on a period-to-period basis.

Other (income) expense, net. Spire excludes other expense, net because it includes non-operating items and other gains and losses that are not reflective of its core operating performance and may fluctuate between periods, such as debt prepayment penalties, legal settlements, equity investment losses, and gains or losses on asset disposals.

Stock-based compensation. Spire excludes these expenses primarily because they are non-cash charges used when we assess operating expenses and budgeting. Moreover, because of varying valuation methodologies and the award types under ASC Topic 718, Spire believes excluding stock-based compensation expenses allows investors to better compare our recurring core business results of operations and those of other companies.

Loss on decommissioned satellites and other assets write-offs. Spire excludes these charges because they represent the accelerated write-off of assets that would otherwise be accounted for as depreciation and would be excluded as part of our EBITDA calculation.

Other unusual and infrequent costs. Spire excludes these items because they are not reflective of its ongoing operating results. Examples include certain legal, accounting, and other professional fees associated with matters such as the Maritime Transaction, the SEC subpoena received in July 2025, and a Space Services customer dispute and liquidated damages associated with the 2025 Private Placement.

Other acquisition accounting amortization. Spire excludes non-cash amortization of purchased data rights and certain purchased technologies as these expenses are the result of acquisition accounting and are not indicative of its core operating performance.

Our additional non-GAAP measures include:

Free Cash Flow. Spire defines free cash flow as net cash provided by/used in operating activities less purchases of property and equipment.

EBITDA. Spire defines EBITDA as net income (loss), plus depreciation and amortization expense, plus interest expense, and plus the provision for (or minus benefit from) income taxes.

Adjusted EBITDA. Spire defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted for any gain on sale of a business, loss on extinguishment of debt, change in fair value of contingent earnout liability, change in fair value of warrant liabilities, issuance of stock warrants, foreign exchange (gain) loss, other (income) expense, net, stock-based compensation, mergers and acquisition related expenses, loss on decommissioned satellites and other assets write-offs, other unusual and infrequent costs, and other acquisition accounting amortization. Spire believes Adjusted EBITDA can be useful in providing an understanding of the underlying results of operations and trends, an enhanced overall understanding of our financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net loss as it does not take into account certain requirements, such as capital expenditures and related depreciation, interest payments, tax benefits, stock-based compensation, other unusual and infrequent costs, and other acquisition accounting amortization. Adjusted EBITDA is not a presentation made in accordance with GAAP, and Spire’s use of the term Adjusted EBITDA may vary from the use of similarly titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Additional non-GAAP measures utilized by Spire incorporate the adjustments described in the reconciliation tables below.

Conference Call

Spire will webcast a conference call to discuss the results at 5:00 p.m. Eastern Time today. The webcast will be available on Spire’s Investor Relations website at ir.spire.com. A replay of the call will be available on the site for six months.

Safe Harbor Statement

This press release contains forward-looking statements, including information about management's view of Spire’s future financial results and guidance, expectations, plans and prospects, including our views regarding future execution within our business, and the opportunity we see in our industry, within the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Spire to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents Spire files with the SEC, including but not limited to, Spire’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as subsequent reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Spire’s future results. The forward-looking statements included in this presentation are made only as of the date hereof. Spire cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Spire expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of satellite data, analytics and intelligence, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies, global security, business operations and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has offices across the U.S., Canada, UK, Luxembourg and Germany. To learn more, visit spire.com.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(In thousands, except share and per share amounts)	2026	2025
	(Unaudited)
Revenue	$15,834	$23,876
Cost of revenue	9,529	15,164
Gross profit	6,305	8,712
Operating expenses:
Research and development	8,699	8,659
Sales and marketing	3,146	5,531
General and administrative	18,126	17,650
Loss on decommissioned satellites and other assets write-offs	909	5,160
Total operating expenses	30,880	37,000
Loss from operations	(24,575)	(28,288)
Other (expense) income:
Interest income	474	20
Interest expense	—	(5,730)
Change in fair value of contingent earnout liability	—	1,038
Change in fair value of warrant liabilities	(120)	5,837
Foreign exchange (loss) gain	(1,628)	3,826
Other income (expense), net	61	(224)
Total other (expense) income, net	(1,213)	4,767
Loss before income taxes	(25,788)	(23,521)
Income tax provision (benefit)	55	(6)
Net loss	$(25,843)	$(23,515)
Basic and diluted net loss per share	$(0.78)	$(0.88)
Weighted-average shares used in computing basic and diluted net loss per share	33,269,650	26,787,097

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Three Months Ended March 31,
(In thousands)	2026	2025
	(Unaudited)
Net loss	$(25,843)	$(23,515)
Other comprehensive loss:
Foreign currency translation adjustments	166	(2,675)
Net unrealized loss on investments (net of tax)	(30)	—
Comprehensive loss	$(25,707)	$(26,190)

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In thousands)	2026	2025
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$16,048	$24,813
Marketable securities	33,409	56,969
Accounts receivable, net	7,040	4,178
Contract assets	1,929	1,778
Other current assets	6,003	6,036
Total current assets	64,429	93,774
Property and equipment, net	83,969	80,806
Operating lease right-of-use assets	9,740	10,798
Goodwill	15,193	15,450
Intangible assets, net	8,547	9,079
Other long-term assets, including restricted cash	978	1,085
Total assets	$182,856	$210,992
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$15,967	$14,866
Contract liabilities, current portion	35,992	35,160
Other accrued expenses	16,562	22,266
Total current liabilities	68,521	72,292
Contract liabilities, non-current	12,435	14,207
Warrant liability	226	106
Operating lease liabilities, net of current portion	7,834	8,755
Other long-term liabilities	2,634	2,704
Total liabilities	91,650	98,064
Commitments and contingencies
Stockholders’ equity
Common stock	4	3
Additional paid-in capital	609,684	605,700
Accumulated other comprehensive loss	(5,299)	(5,435)
Accumulated deficit	(513,183)	(487,340)
Total stockholders’ equity	91,206	112,928
Total liabilities and stockholders’ equity	$182,856	$210,992

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
(In thousands)	2026	2025
	(Unaudited)
Cash flows from operating activities
Net loss	$(25,843)	$(23,515)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,018	4,413
Stock-based compensation	3,963	4,905
Amortization of operating lease right-of-use assets	799	746
Change in fair value of warrant liabilities	120	(5,837)
Change in fair value of contingent earnout liability	—	(1,038)
Loss on decommissioned satellites and disposal of assets	909	5,160
Other, net	(521)	1,629
Changes in operating assets and liabilities:
Accounts receivable, net	(2,916)	2,584
Contract assets	(258)	(1,619)
Other current assets	66	(188)
Other long-term assets	103	451
Accounts payable	1,203	(3,819)
Contract liabilities	(628)	1,958
Other accrued expenses	(4,885)	6,328
Operating lease liabilities	(1,341)	(579)
Other long-term liabilities	—	(8)
Net cash used in operating activities	(26,211)	(8,429)
Cash flows from investing activities
Maturities of short-term investments	23,972	—
Purchase of property and equipment	(7,972)	(8,901)
Net cash provided by (used in) investing activities	16,000	(8,901)
Cash flows from financing activities
Proceeds from Securities Purchase Agreements, net	—	37,297
Proceeds from exercise of stock options	21	640
Net cash provided by financing activities	21	37,937
Effect of foreign currency translation on cash, cash equivalents and restricted cash	1,412	(3,828)
Net (decrease) increase in cash, cash equivalents and restricted cash	(8,778)	16,779
Cash, cash equivalents and restricted cash
Beginning balance	25,392	19,684
Ending balance	$16,614	$36,463

GAAP to Non-GAAP Reconciliations

	Three Months Ended March 31,
(In thousands)	2026	2025
	(Unaudited)
Gross profit (GAAP)	$6,305	$8,712
Adjustments:
Exclude stock-based compensation	116	113
Exclude amortization of purchased intangibles	389	375
Exclude other acquisition accounting amortization	-	165
Exclude other unusual and infrequent costs	156	-
Gross profit (Non-GAAP)	$6,966	$9,365

Research and development (GAAP)	$8,699	$8,659
Adjustments:
Exclude stock-based compensation	(1,268)	(825)
Exclude other unusual and infrequent costs	(311)	-
Research and development (Non-GAAP)	$7,120	$7,834

Sales and marketing (GAAP)	$3,146	$5,531
Adjustments:
Exclude stock-based compensation	(321)	(1,478)
Exclude other unusual and infrequent costs	(59)	-
Sales and marketing (Non-GAAP)	$2,766	$4,053

General and administrative (GAAP)	$18,126	$17,650
Adjustments:
Exclude stock-based compensation	(2,258)	(2,489)
Exclude other unusual and infrequent costs	(5,972)	(5,737)
General and administrative (Non-GAAP)	$9,896	$9,424

Loss from operations (GAAP)	$(24,575)	$(28,288)
Adjustments:
Exclude stock-based compensation	3,963	4,905
Exclude other unusual and infrequent costs(1)	6,498	5,737
Exclude amortization of purchased intangibles	389	375
Exclude other acquisition accounting amortization	-	165
Exclude loss on decommissioned satellites and other assets write-offs	909	5,160
Loss from operations (Non-GAAP)	$(12,816)	$(11,946)

(1) Includes (i) restructuring charges of $0.7 million and $0.3 million for the three months ended March 31, 2026 and 2025, respectively, and (ii) legal, accounting, and other professional fees of $5.8 million and $5.4 million for the three months ended March 31, 2026 and 2025, respectively.

GAAP to Non-GAAP Reconciliations (continued)

	Three Months Ended March 31,
(In thousands, except for percentages, share and per share amounts)	2026	2025
	(Unaudited)
Gross Margin (GAAP)	40%	36%
Adjustments:
Exclude stock-based compensation	1%	0%
Exclude amortization of purchased intangibles	2%	2%
Exclude other acquisition accounting amortization	0%	1%
Exclude other unusual and infrequent costs	1%	0%
Gross Margin (Non-GAAP)	44%	39%

Operating Margin (GAAP)	(155)%	(118)%
Adjustments:
Exclude stock-based compensation	25%	20%
Exclude other unusual and infrequent costs	41%	24%
Exclude amortization of purchased intangibles	2%	2%
Exclude other acquisition accounting amortization	0%	1%
Exclude loss on decommissioned satellites and other assets write-offs	6%	21%
Operating Margin (Non-GAAP)	(81)%	(50)%

Net loss (GAAP)	$(25,843)	$(23,515)
Adjustments:
Exclude stock-based compensation	3,963	4,905
Exclude other unusual and infrequent costs(1)	6,498	5,737
Exclude amortization of purchased intangibles	389	375
Exclude other acquisition accounting amortization	-	165
Exclude change in fair value of contingent earnout liability	-	(1,038)
Exclude change in fair value of warrant liabilities	120	(5,837)
Exclude foreign exchange loss (gain)	1,628	(3,826)
Exclude other (income) expense, net	(61)	224
Exclude loss on decommissioned satellites and other assets write-offs	909	5,160
Net loss (Non-GAAP)	$(12,397)	$(17,650)

Net loss per share (GAAP)	$(0.78)	$(0.88)
Adjustments:
Exclude stock-based compensation	0.12	0.18
Exclude other unusual and infrequent costs	0.20	0.21
Exclude amortization of purchased intangibles	0.01	0.01
Exclude other acquisition accounting amortization	-	0.01
Exclude change in fair value of contingent earnout liability	-	(0.03)
Exclude change in fair value of warrant liabilities	-	(0.22)
Exclude foreign exchange loss (gain)	0.05	(0.14)
Exclude other (income) expense, net	-	0.01
Exclude loss on decommissioned satellites and other assets write-offs	0.03	0.19
Net loss per share (Non-GAAP)	$(0.37)	$(0.66)

Weighted-average shares used in computing basic net loss per share	33,269,650	26,787,097

(1) Includes (i) restructuring charges of $0.7 million and $0.3 million for the three months ended March 31, 2026 and 2025, respectively, and (ii) legal, accounting, and other professional fees of $5.8 million and $5.4 million for the three months ended March 31, 2026 and 2025, respectively.

GAAP to Non-GAAP Reconciliations (continued)

	Three Months Ended March 31,
(In thousands)	2026	2025
	(Unaudited)
Net loss (GAAP)	$(25,843)	$(23,515)
Depreciation and amortization	3,018	4,413
Interest, net	(474)	5,710
Income tax provision (benefit)	55	(6)
EBITDA	(23,244)	(13,398)
Change in fair value of contingent earnout liability	-	(1,038)
Change in fair value of warrant liabilities	120	(5,837)
Foreign exchange loss (gain)	1,628	(3,826)
Stock-based compensation	3,963	4,905
Other unusual and infrequent costs(1)	6,498	5,737
Loss on decommissioned satellites and other assets write-offs	909	5,160
Other acquisition accounting amortization	-	165
Other (income) expense, net	(61)	224
Adjusted EBITDA	$(10,187)	$(7,908)

Net cash used in operating activities	$(26,211)	$(8,429)
Purchase of property and equipment	(7,972)	(8,901)
Free Cash Flow	$(34,183)	$(17,330)

Revenue	$15,834	$23,876
Maritime	(1,916)	(11,610)
Revenue excluding Maritime	$13,918	$12,266

(1) Includes (i) restructuring charges of $0.7 million and $0.3 million for the three months ended March 31, 2026 and 2025, respectively, and (ii) legal, accounting, and other professional fees of $5.8 million and $5.4 million for the three months ended March 31, 2026 and 2025, respectively.

	Year Ended	Three Months Ended
	December 31, 2025	March 31, 2025	December 31, 2025	March 31, 2026
	(Unaudited)
Total revenue	$71,553	$23,876	$15,825	$15,834
Year-over-year change				(34)%
Sequential change				0%
Maritime revenue	$20,974	$11,610	$2,015	$1,916
Revenue excluding maritime	$50,579	$12,266	$13,810	$13,918
Year-over-year change				13%
Sequential change				1%

GAAP to Non-GAAP Reconciliations – Full Year 2026 Financial Outlook

(In thousands, except for percentages, share and per share amounts)	FY 2026 Ranges
	Low	High
Revenue	$75,000	$85,000
Maritime revenue	(3,700)	(3,700)
Revenue excluding maritime	$71,300	$81,300

	Low	High
Loss from operations (GAAP)	$(60,200)	$(55,000)
Adjustments:
Exclude stock-based compensation	10,100	10,100
Exclude other unusual and infrequent costs	11,000	11,000
Exclude amortization of purchased intangibles	400	400
Exclude loss on decommissioned satellites and other assets write-offs	900	900
Loss from operations (Non-GAAP)	$(37,800)	$(32,600)

	Low	High
Net loss per share (GAAP)	$(1.55)	$(1.41)
Adjustments:
Exclude stock-based compensation	0.27	0.27
Exclude other unusual and infrequent costs	0.29	0.29
Exclude amortization of purchased intangibles	0.01	0.01
Exclude change in fair value of warrant liabilities	-	-
Exclude foreign exchange loss (gain)	0.04	0.04
Exclude other expense (income), net	(0.01)	(0.01)
Exclude loss on decommissioned satellites and other assets write-offs	0.02	0.02
Net loss per share (Non-GAAP)	$(0.93)	$(0.79)
Weighted-average shares used in computing basic and diluted net loss per share	37,905,000	37,905,000

	Low	High
Net loss (GAAP)	$(58,900)	$(53,600)
Depreciation and amortization	12,000	12,000
Interest, net	(2,500)	(2,500)
Income tax provision	100	100
EBITDA	$(49,300)	$(44,000)
Change in fair value of warrant liabilities	100	100
Foreign exchange loss (gain)	1,600	1,600
Other expense, net	(400)	(400)
Stock-based compensation	10,100	10,100
Other unusual and infrequent costs	11,000	11,000
Loss on decommissioned satellites and other assets write-offs	900	900
Adjusted EBITDA	$(26,000)	$(20,700)

Contacts

For Media:

Sarah Freeman

Senior Communications Manager

Sarah.Freeman@spire.com

For Investors:

Benjamin Hackman

Head of Investor Relations

Benjamin.Hackman@spire.com